Exhibit 32.1


                  CERTIFICATION OF 10-Q REPORT OF
                     SCOTT'S LIQUID GOLD-INC.
               FOR THE QUARTER ENDING SEPTEMBER 30, 2010


Each of the undersigned hereby certifies, for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Scott's Liquid Gold-Inc. ("Scott's Liquid Gold"), that to his knowledge:

1.	This 10-Q Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Scott's Liquid Gold.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the 10-Q Report. A signed original of this statement has been provided to Scott's Liquid Gold and will be retained by Scott's Liquid Gold and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is executed as of November 11, 2010.


/s/ Mark E. Goldstein
--------------------------------------
Mark E. Goldstein
President, Chief Executive Officer and
Chairman of the Board
Principal Executive Officer


/s/ Brian L. Boberick
--------------------------------------
Brian L. Boberick
Treasurer and Chief Financial Officer
Principal Financial Officer